Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT (AND SUCH COUNSEL IS REASONABLY ACCEPTABLE TO THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock of

TRIPATH TECHNOLOGY INC.

THIS CERTIFIES that                              (the “Investor”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to ten (10) years from the date hereof (the “Termination Date”), but not thereafter, to subscribe for and purchase, from Tripath Technology Inc. (the “Company”)                              shares of the Company’s Common Stock (the “Shares”), having an aggregate exercise price of $                 at a per share exercise price (the “Exercise Price”) equal to $12.00 per share.

1. Title to Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, subject to the provisions of Section 10 hereof, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the Shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares at the close of business on the date on which this Warrant shall have been exercised as aforesaid.

If this Warrant is exercised with respect to less than all of the Shares covered hereby, the registered holder hereof shall be entitled to receive a new Warrant, in this form, covering the number of Shares with respect to which this Warrant shall not have been exercised.

3. Issuance of Stock; No Fractional Shares or Scrip. Certificates for the stock issuable upon exercise hereof shall be delivered to the holder hereof promptly after the date on which this Warrant shall have been exercised. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company agrees that, if at the time of the surrender of this Warrant and exercise of the rights represented hereby, the holder hereof shall be entitled to exercise such rights, the Shares so issued shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4. Charges, Taxes and Expenses. Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any rights as a shareholder of the Company prior to the exercise hereof.

6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9. Adjustments.

(a) Rectification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares issuable upon the exercise of this Warrant are subdivided or combined into a greater or smaller number of the Shares, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of the Shares to be outstanding immediately after such event bears to the total number of the Shares outstanding immediately prior to such event.

(b) Cash Distributions. No adjustment on account of dividends on the Shares issuable upon the exercise of this Warrant will be made to the purchase price under this Warrant.

(c) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, when such Common Stock is authorized, a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant.

10. Restrictions on Transferability of Securities.

(a) Restrictions on Transferability. This Warrant and the Shares issuable upon exercise of this Warrant (the “Securities”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 10, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). Each holder of any of the Securities will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities held by such holder to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 10.

(b) Restrictive Legend. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT (AND SUCH COUNSEL IS REASONABLY ACCEPTABLE TO THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Each holder of Securities and each subsequent transferee (hereinafter collectively referred to as a “Holder”) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 10.

(c) Notice of Proposed Transfers. Each Holder of a certificate representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 10(c). Prior to any proposed sale, assignment, transfer or pledge of any Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Securities by a Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder’s expense, by either (i) an opinion of counsel (who shall, and whose opinion shall be, addressed to the Company and reasonably satisfactory to the Company) to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 10(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

(d) Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 10(b) hereof stamped on a certificate evidencing the Securities and the stock transfer instructions and record notations with respect to the Securities shall be removed, and the Company shall issue a certificate without such legend to the Holder of the Securities if the Securities are registered and sold under the Securities Act, or if such Holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company and such counsel is reasonably satisfactory to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such Holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company (and such counsel is reasonably satisfactory to the Company), that such security can be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) under the Securities Act.

(e) Certification of Investment Purpose. The Holder represents and warrants that: (a) this Warrant is being acquired by the Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act and the Holder has no present intention of selling or otherwise disposing of any interest in the Warrant; (b) the Holder is acquiring this Warrant for its own account and no one else has any beneficial ownership in the Warrant; (c) the Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Holder considers important to making the decision to invest in the Warrant; (d) the Holder recognizes and understands (i) the highly speculative nature of this investment, (ii) the financial hazards involved, (iii) the lack of liquidity of the Warrant and the restrictions upon transferability thereof, (iv) the qualifications and backgrounds of the principals of the Company and (v) the tax consequences of investment in the Warrant; (e) the Holder is capable of evaluating the merits and risks of an investment in the Warrant and is financially capable of bearing a total loss of this investment; (f) the Holder either (i) has a preexisting personal or business relationship with the Company or its principals or (ii) by reason of its business or financial experience, has the capacity to protect its own interests in connection with this transaction; and (g) the offer and sale of this Warrant was not accomplished by the publication of any advertisement or any other general solicitation. Unless a current registration statement under the Securities Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, such Holder will deliver to the Company a written certification satisfactory to the Company that the securities acquired by the Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

11. Notices; Termination.

(a) Notice of Merger, Sale of Assets, etc. If at any time after the date hereof the Company proposes to merge with or into any other corporation, effect a consolidation or reorganization with or into any other entity, or sell or convey all or substantially all of its assets to any other entity, in a transaction in which the shareholders of the Company shall receive cash or publicly traded securities in exchange for their shares of stock in the Company pursuant to such transaction, then the Company shall give the holder of this Warrant at least thirty (30) days prior written notice of the effective date of the transaction. If this Warrant is not exercised by the effective date of such transaction, this Warrant shall terminate.

(b) Notice of Record Date. If at any time prior to the exercise of this Warrant in full the Company takes a record of the holders of the Company’s Securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company will give to the holder of this Warrant, at least thirty (30) days prior to the date specified therein, written notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

12. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be governed in all respects by the laws of the State of California.

(b) Survival. The provisions of Section 10 hereof shall survive the exercise of this Warrant and shall remain in effect until such time as the Investor no longer holds Securities.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: July 28, 2000

TRIPATH TECHNOLOGY INC.

By:
Title:

NOTICE OF EXERCISE

To:    Tripath Technology Inc.

(1) The undersigned hereby elects to purchase                      shares of Common Stock of Tripath Technology Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is	.

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Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.